EXHIBIT 99.1

TOR Minerals International to Report First Quarter 2007 Financial Results

CORPUS CHRISTI, Texas, April 17, 2007-- TOR Minerals International (Nasdaq: TORM) announced today that it will conduct its first quarter 2007 earnings conference call on Tuesday, April 24, 2007, at 5:00 p.m. EDT, 4:00 p.m. CDT.  The call will be led by Dr. Olaf Karasch, President and CEO, of TOR Minerals.

The call will be available via webcast under the News section of the company's website, http://www.torminerals.com.  Interested parties may also access the conference call via telephone by dialing 877-407-9210.  First quarter 2007 results will be released after the markets close on April 24, 2007.

Headquartered in Corpus Christi, Texas, TOR Minerals is an international manufacturer of specialty mineral products for high performance applications with plants and regional offices located in the United States, Netherlands and Malaysia.

Contact for Further Information
Dave Mossberg, Beacon Street Group, LLC
817 310-0051